SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

--------------------------------------------------------------------------------

Check the appropriate box:

|_| Preliminary Proxy Statement                |_| Confidential for use of the
|X| Definitive Proxy Statement                     Commission Only (as permitted
|_| Definitive Additional Materials                by Rule 14a-6(e)(2))
|_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              Medford Bancorp, Inc.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X| No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1)    Title of each class of securities to which transaction applies:

        (2)    Aggregate number of securities to which transaction applies:

        (3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        (4)    Proposed maximum aggregate value of transaction:

        (5)    Total fee paid:

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number of the form or schedule and the date of its filing.

        (1)    Amount previously paid:

        (2)    Form, Schedule or Registration Statement No.:

        (3)    Filing Party:

        (4)    Date Filed:

                                     [LOGO]
                              MEDFORD BANCORP, INC.
                                 29 HIGH STREET
                          MEDFORD, MASSACHUSETTS 02155
                            TELEPHONE: (781) 395-7700

                                                                  March 22, 2000

Dear Stockholder:

      You are cordially invited to attend the 2000 Annual Meeting of Stockholders of Medford Bancorp, Inc. (the "Company") to be held on Monday, April 24, 2000, at 9:00 a.m., local time, at Anthony's of Malden, 105 Canal Street, Malden, Massachusetts.

      The Annual Meeting has been called for the following purposes:

      1.    To elect four Directors of the Company for a three-year term.

      2. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

      The Board of Directors has fixed the close of business on March 1, 2000, as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

      THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT AT THE ANNUAL MEETING YOU VOTE "FOR" PROPOSAL ONE.

                              Very truly yours,


                              /s/ Arthur H. Meehan

                              ARTHUR H. MEEHAN
                              Chairman, President and Chief Executive Officer

                                    IMPORTANT

      IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                              MEDFORD BANCORP, INC.
                                 29 HIGH STREET
                          MEDFORD, MASSACHUSETTS 02155
                            TELEPHONE: (781) 395-7700

                      ------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 24, 2000

                      ------------------------------------

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Medford Bancorp, Inc. (the "Company") will be held at Anthony's of Malden, 105 Canal Street, Malden, Massachusetts on Monday, April 24, 2000, at 9:00 a.m., local time, for the following purposes:

      1.    To elect four Directors of the Company for a three-year term.

      2. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

      The Board of Directors of the Company has fixed the close of business on March 1, 2000, as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Only holders of record of the Company's common stock at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

      In the event that there are not sufficient votes to approve the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned or postponed in order to permit further solicitation of proxies by the Company.

      The above matters are described in detail in the accompanying Proxy Statement.

                                     By Order of the Board of Directors


                                     EUGENE R. MURRAY
                                     Clerk

March 22, 2000

Medford, Massachusetts

                                    IMPORTANT

      IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                              MEDFORD BANCORP, INC.
                                 29 HIGH STREET
                          MEDFORD, MASSACHUSETTS 02155
                            TELEPHONE: (781) 395-7700

                      ------------------------------------

                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 24, 2000

                      ------------------------------------

                 VOTING, REVOCATION AND SOLICITATION OF PROXIES

Annual Meeting

      This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Medford Bancorp, Inc. (the "Company") for use at its 2000 Annual Meeting of Stockholders to be held at Anthony's of Malden, 105 Canal Street, Malden, Massachusetts, on Monday, April 24, 2000, at 9:00 a.m., local time, and any adjournments or postponements thereof.

      At the Annual Meeting, stockholders of the Company will be asked to consider and vote upon the following matters:

      1.    To elect four Directors of the Company for a three-year term.

      2. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

      The accompanying Notice of Meeting and this Proxy Statement are initially being mailed on or about March 22, 2000 to record holders of the Company's common stock as of March 1, 2000 (the "Record Date").

Annual Report

      The Company's 1999 Annual Report, including the Company's Annual Report on Form 10-K, for the year ended December 31, 1999 (the "Annual Report"), which contains the Company's consolidated financial statements audited by its independent certified public accountants and their report thereon, is being delivered simultaneously with this Proxy Statement to stockholders of record of the Company as of the Record Date. The Annual Report, however, is not part of the Company's proxy soliciting material. Additional copies of the Annual Report, and copies of the Company's Annual Report on Form 10-K, for the year ended December 31, 1999 as filed with the Securities and Exchange Commission (the "SEC") are available upon written request, without charge, from the Company. Such requests should be directed to: Medford Bancorp, Inc., 29 High Street, Medford, Massachusetts 02155, Attention: Shareholder Relations.

Record Date; Voting

      The Board of Directors of the Company has fixed the close of business on March 1, 2000, as the Record Date for determining stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Only holders of record of Common Stock of the Company at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. At the close of business on the Record Date, there were 8,227,200 shares of Common Stock of the Company issued and outstanding and entitled to vote at the Annual Meeting and any adjournments or postponements thereof. As of such date, there were approximately 1,091 holders of record of the Company's Common Stock. The holders of the Company's Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held upon each matter properly submitted to the Annual Meeting and any adjournments or postponements thereof.

Proxies

      Holders of the Company's Common Stock are requested to complete, date, sign and promptly return the accompanying proxy card in the enclosed envelope. The proxy card must be signed and dated for it to be properly executed. If the enclosed proxy card is properly executed and returned to the Company in time to be voted at the Annual Meeting, the shares represented thereby will, unless such proxy has previously been revoked, be voted in accordance with the instructions marked thereon. Executed proxies with no instruction indicated thereon will be voted "FOR" Proposal One (the election of the four nominees of the Board of Directors of the Company). In their discretion, the persons named in the proxy card are each authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

      The presence of a stockholder at the Annual Meeting will not automatically revoke the stockholder's proxy. A stockholder of record may, however, revoke a proxy at any time prior to the voting thereof on any matter by filing with the Clerk of the Company a written notice of revocation, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. All written notices of revocation and other communications with respect to revocation of proxies in connection with the Annual Meeting should be addressed as follows: Medford Bancorp, Inc., 29 High Street, Medford, Massachusetts 02155, Attention: Shareholder Relations.

      In addition to the use of the mails, proxies may be solicited personally or by telephone or telegraph by officers, Directors and employees of the Company who will not be specially compensated for such solicitation activities. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred in that connection. The Company has also retained Corporate Investor Communications, Inc., a proxy soliciting firm, to assist in the solicitation of proxies at a fee of approximately $4,000, plus reimbursement of certain out-of-pocket costs. The cost of soliciting proxies, including the fee of Corporate Investor Communications, Inc., will be borne by the Company.

Quorum and Stockholder Vote Required

      The presence, in person or by proxy, of at least a majority of the total number of issued and outstanding shares of Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. A quorum being present, a plurality of the votes cast at the Annual Meeting is necessary to elect each of the nominees for Director.

      In accordance with the By-laws of the Company and applicable state law, abstentions, votes withheld for director nominees and broker non-votes (that is, shares represented at the meeting which are held by a broker or other nominee and as to which (i) instructions have not been received from the beneficial owner or the person entitled to vote and (ii) the broker or nominee does not have discretionary voting power) shall be treated as shares that are present and entitled to vote for the purpose of determining whether quorum is present. Abstentions and broker non-votes will not be counted as voting at the Annual Meeting and, therefore, will have no effect on the outcome of Proposal One.


                                  PROPOSAL ONE

                         ELECTION OF CLASS OF DIRECTORS

      The Board of Directors of the Company currently consists of eleven members and is divided into three classes. Two of the three classes of Directors consist of four members and one class consists of three members. The term of office of the Directors in one of the classes expires in each year, and their successors are elected at each annual meeting of stockholders for a term of three years and until their successors are elected and qualified. The terms of Edward D. Brickley, Deborah A. Burke-Santoro, Robert A. Havern III, and Francis D. Pizzella as Directors of the Company expire in 2000.

      At the Annual Meeting, four persons will be elected Directors of the Company to serve for a three-year term until the 2003 Annual Meeting of Stockholders and until their successors are elected and qualified. The Board of Directors of the Company has nominated Edward D. Brickley, Deborah A. Burke-Santoro, Robert A. Havern III, and Francis D. Pizzella for reelection as Directors of the Company for three-year terms.

      Unless authority to do so has been withheld or limited in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy "FOR" the election of each of the nominees named above as Directors of the Company. The Board of Directors believes that each of the nominees will stand for election and, if elected, will serve as a Director. However, if any nominee fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

      The Board of Directors recommends that stockholders vote "FOR" the election of each of the nominees proposed for Directors named herein.

                                    DIRECTORS

      The following table sets forth as of January 1, 2000, information supplied by each person who is currently a Director and/or a nominee for election as a Director of the Company with respect to such person's age, principal occupation for the past five years and the year in which the person began serving as a Director or Trustee of Medford Savings Bank (the "Bank") (prior to the formation of the Company).

      NOMINEES FOR ELECTION AT THE ANNUAL MEETING FOR A THREE-YEAR TERM

                                      Director
Name                          Age       Since      Principal Occupation
----                          ---       -----      --------------------

Edward D. Brickley            64        1973       Manager of Corporate International Accounting at Polaroid
                                                   Corporation in Cambridge, Massachusetts (retired)

Robert A. Havern III          50        1981       Attorney in private practice in Arlington, Massachusetts;
                                                   Member of State Legislature of the Commonwealth of
                                                   Massachusetts since 1987

Francis D. Pizzella           72        1976       Attorney at law; President of Savings Bank Life Insurance
                                                   Company of Massachusetts and President of the Savings Bank
                                                   Employees Retirement Association (retired)

Deborah A. Burke-Santoro      44        1999       Marketing Director, City of Malden

          DIRECTORS WHOSE TERMS WILL EXPIRE AT THE 2001 ANNUAL MEETING

                                      Director
Name                          Age     Since        Principal Occupation
----                          ---     -----        --------------------

Paul J. Crowley               69        1993       Founder and Chairman Emeritus of Computer Partners and
                                                   former President of C.S.C. Consulting Group (retired)

Edward J. Gaffey              62        1984       President of Country Way Trust; former President and
                                                   Treasurer of Edward J. Gaffey & Sons, Inc., operating funeral homes in Medford, Arlington and Scituate, Massachusetts

Andrew D. Guthrie,            70        1983       Physician, President of Mistick Pediatric Associates
  Jr., M.D.

          DIRECTORS WHOSE TERMS WILL EXPIRE AT THE 2002 ANNUAL MEETING

                                      Director
Name                          Age     Since        Principal Occupation
----                          ---     -----        --------------------

David L. Burke                56        1995       President and Treasurer of Boston Steel & Manufacturing
                                                   Company in Malden, Massachusetts

Mary Lou Doherty              74        1983       Assistant Principal, Medford school system (retired)

Arthur H. Meehan              64        1992       Chairman of the Board of Directors of the Company and the
                                                   Bank; President and Chief Executive Officer of the Company;
                                                   President, Chief Executive Officer and a Director of the Bank
                                                   since 1993

Eugene R. Murray              67        1979       Clerk of the Company and of the Bank; Underwriting Manager
                                                   of Boston Office of Cigna Special Risk Facilities (retired)

The Board of Directors, Its Committees and Compensation

      The following is a description of the Executive, Audit, and Compensation and Options Committees of the Board of Directors of the Company. The Board of Directors acts as a nominating committee, selecting nominees for election or reelection as Directors and officers. The Board of Directors will consider a nominee for election to the Board of Directors recommended by a stockholder of record if the stockholder submits the nomination in compliance with the requirements of the Company's By-Laws. See "STOCKHOLDER PROPOSALS" for a summary of these requirements.

      Executive Committee. The Bank's Executive Committee met 14 times and the Company's Executive Committee did not meet during fiscal year 1999. The members of the Executive Committees of the Company and of the Bank during 1999 were Messrs. Meehan (Chairman), Crowley, Gaffey, Murray and Pizzella. The Executive Committee is vested with the authority of the Board of Directors in most matters between meetings of the Board of Directors. Except for Mr. Meehan, who received no compensation for his service, members of the Bank's Executive Committee received $400 for each meeting they attended during fiscal year 1999, as well as an annual fee of $8,600.

      Audit Committee. The Company's Audit Committee met 5 times. The members of the Company's Audit Committee during 1999 were Messrs. Gaffey (Chairman and Clerk), Brickley and Pizzella. The Audit Committee reviews the financial statements and the scope of the annual audit, monitors internal financial and accounting controls, and recommends to the Board of Directors of the Company the appointment of independent certified public accountants. Members of the Company's Audit Committee received $450 (the Clerk received an additional fee of $125 per meeting) for each meeting they attended during fiscal year 1999 and an annual fee of $2,400.

      Compensation and Options Committee. The Company's Compensation and Options Committee met 4 times during 1999. The Compensation and Options Committee of the Company consists of Messrs. Murray (Chairman), Burke, Crowley, Gaffey, and Pizzella. The Compensation and Options Committee establishes salary increases and other compensation-related issues for the Chairman, President and Chief Executive Officer, and reviews the proposed salary increases of all other senior executives and all officers as a group. The Compensation and Options Committee also determines, pursuant to the Medford Bancorp, Inc. Stock Option Plan, the persons to whom options will be granted, the number of shares underlying the options, the types of options and other terms and conditions of the options. Members of the Company's Compensation and Options Committee received $450 for each meeting they attended during fiscal year 1999.

      The Board of Directors of the Company held 8 meetings during fiscal 1999. Each of the Directors attended at least 75% of the total number of meetings of the Board of Directors of the Company. Except for Mr. Meehan, who received no compensation for his service, directors of the Company received $325 for each meeting of the Board of Directors that they attended.

      Pursuant to the Company's Directors Deferred Compensation Plan for Outside Directors, non-employee Directors may defer payment of all or any part of annual fees, meeting fees, committee fees, and other payments for services rendered by the Directors ("Fees") and may invest such Fees in the Company's Common Stock. Under this plan, Fees earn interest and dividends and are payable at the Director's election in installments over a three-year period following the Director's retirement from the Board of Directors, death, or disability.

                 OWNERSHIP BY MANAGEMENT AND OTHER STOCKHOLDERS

      The following table sets forth certain information with respect to the number of shares of the Company's Common Stock beneficially owned as of January 1, 2000, by the Chairman, President and Chief Executive Officer, the other four most highly compensated executive officers (including executive officers of the Bank), each Director and all Directors and executive officers as a group.

                                                         Amount and Nature of           Percentage of
                                                              Beneficial                 Outstanding
Executives                                               Ownership (1)(2)(3)            Common Stock
----------                                               -------------------            ------------

Arthur H. Meehan ......................................        275,022(4)                    3.25%
    Chairman, President, Chief Executive
    Officer and Director of the Company
Phillip W. Wong .......................................         68,685                          *
    Executive Vice President,
    Chief Financial Officer and
    Treasurer of the Company
George A. Bargamian ...................................         79,900                          *
    Executive Vice President of the Bank
Eric B. Loth ..........................................         65,310                          *
    Senior Vice President of the Bank
William F. Rivers .....................................         88,175(5)                    1.05%
    Senior Vice President of the Bank

Directors
---------

Edward D. Brickley ....................................         28,423(6)                       *
David Burke ...........................................          8,547(7)                       *
Deborah A. Burke-Santoro ..............................            275                          *
Paul J. Crowley .......................................        110,513(8)                    1.32%
Mary Lou Doherty ......................................         21,072                          *
Edward J. Gaffey ......................................        113,156(9)                    1.35%
Andrew D. Guthrie .....................................         53,189                          *
Robert A. Havern III ..................................         34,396                          *
Eugene R. Murray ......................................         76,228                          *
Francis D. Pizzella ...................................        161,892(10)                   1.93%
All Directors and Executive
    Officers as a Group (15 persons) ..................      1,182,282                      14.10%

------------------

*     Less than 1%

(1) Unless otherwise noted in the footnotes to this table, each of the Directors, nominees and executive officers has sole or shared voting and investment power for the shares of Common Stock beneficially owned by him/her. The amounts set forth for Messrs. Meehan, Wong, Bargamian, Loth and Rivers include 9,879,

      2,685, 12,396, 108 and 23,309 shares, respectively, allocated to their accounts under the Bank's Employees' Stock Ownership Plan (the "ESOP").

(2) The shares of Common Stock in this column include those shares which may be acquired by the persons or group indicated pursuant to the exercise of stock options within 60 days of January 1, 2000.

(3) This share ownership includes shares of Common Stock allocated to the account of Directors under the Deferred Investment Plan for Outside Directors. Under this plan 7,790, 2,727, 11,721, 33,966, 18,397, 31,678,
      31,939 and 210 shares of Common Stock have been allocated to the accounts of Messrs. Brickley, Burke, Crowley, Gaffey, Guthrie, Murray, Pizzella and Ms. Burke-Santoro, respectively.

(4) Mr. Meehan also has an interest in a 401(k) Plan Share Fund which may invest in the Company's stock. He does not have voting power over the shares, but does have the right to dispose of them.

(5) Mr. Rivers also has an interest in a 401(k) Plan Share Fund which may invest in the Company's stock. He does not have voting power over the shares, but does have the right to dispose of them.

(6) Of the shares of Common Stock listed as owned by Mr. Brickley, 5,500 shares are owned by Mr. Brickley's wife. Mr. Brickley disclaims beneficial ownership of these shares.

(7) Of the shares of Common Stock listed as owned by Mr. Burke, 720 shares are owned by Mr. Burke's wife. Mr. Burke disclaims beneficial ownership of these shares.

(8) Of the shares of Common Stock listed as owned by Mr. Crowley, 10,000 shares are owned by Mr. Crowley's wife. Mr. Crowley disclaims beneficial ownership of these shares.

(9) Of the shares of Common Stock listed as owned by Mr. Gaffey, 21,150 shares are owned by Mr. Gaffey's wife. Mr. Gaffey disclaims beneficial ownership of these shares.

(10) Of the shares of Common Stock listed as owned by Mr. Pizzella, 34,058 shares are owned by Mr. Pizzella's wife. Mr. Pizzella disclaims beneficial ownership of these shares.

      The following table presents information as to the entities known to the Company to be beneficial owners of more than five percent of the Common Stock of the Company as of December 31, 1999.

                                                      Amount and Nature      Percentage of
                                                        of Beneficial         Outstanding
Name And Address of Beneficial Owner                      Ownership           Common Stock
------------------------------------                      ---------           ------------

Dimensional Fund Advisors Inc.......................      656,800(1)               7.8%
    1299 Ocean Avenue, 11th Floor, Santa Monica,
    California 90401

------------------

(1) The Company has relied upon the information set forth in the Schedule 13G filed with the SEC by Dimensional Fund Advisors Inc. ("Dimensional") with respect to beneficial ownership of shares of Common Stock as of December 31, 1999. Dimensional, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (these investment companies, trusts and accounts are the "Funds"). In its role as investment advisor or investment manager, Dimensional possesses both voting and investment power over the shares of the Company's Common Stock owned by the Funds. Dimensional disclaims beneficial ownership of all such shares of the Company's Common Stock.

                             EXECUTIVE COMPENSATION

      Executive officers of the Company currently receive no compensation in their capacities as executive officers of the Company but are compensated as employees of the Bank.

      The following table sets forth information concerning the compensation for services rendered in all capacities during the three fiscal years through 1999 earned by the Chairman, President and Chief Executive Officer, and the four other most highly compensated executive officers of the Bank (who, in the case of Messrs. Meehan and Wong, are also officers of the Company).

I.    Summary Compensation Table

                                                                                 Long-term
                                                                                Compensation
                                             Annual Compensation (1)              Awards(3)
                                   -------------------------------------------  -----------            All
                                                                                 Securities           Other
Name and Principal Position                                                      Underlying          Annual
with the Bank                       Year         Salary ($)     Bonus(2)($)      Options (#)    Compensation ($)
---------------------------        -----        -----------    ------------     ------------    ----------------

Arthur H. Meehan,                  1999         $441,000         $100,000          8,000          $242,200(4)
   Chairman, President and         1998          420,000           95,000          7,500           241,504(4)
   Chief Executive Officer         1997          380,000           75,000          5,000           100,961(4)

Phillip W. Wong,                   1999         $150,500          $25,000          5,000            $2,500(5)
   Executive Vice President,       1998          137,500           25,000          3,000             2,428(5)
   Chief Financial Officer         1997          125,000           25,000          2,000             2,250(5)
   and Treasurer

George A. Bargamian,               1999         $130,000          $25,000          3,000            $2,150(6)
   Executive Vice President        1998          124,000           20,000          3,000             2,153(6)
                                   1997          118,000           15,000          2,000             2,040(6)

Eric B. Loth,                      1999         $130,000           $5,000          2,000            $1,952(7)
   Senior Vice President           1998          123,000                0          3,000             2,141(7)
                                   1997          116,000           15,000          2,000             1,890(7)

William F. Rivers,                 1999         $122,600          $20,000          3,000            $2,111(8)
   Senior Vice President           1998          116,600           18,000          3,000             2,041(8)
                                   1997          110,000           15,000          2,000             1,905(8)

--------------------

(1) Excludes the value of certain perquisites and benefits furnished by the Company or Bank to its executive officers to facilitate the conduct of its business. The aggregate amount of such benefits for each executive officer did not exceed the lesser of $50,000 or 10% of the compensation reported in the table for such individual.

(2) Amounts paid under the Bank's Incentive Compensation Program for services rendered in the year reported.

(3) None of the executives listed received any restricted stock awards or LTIP payouts during the three years reported.

(4) A contribution of $2,500, $2,500 and $2,375 was made to Mr. Meehan's 401(k) account in 1999, 1998 and 1997, respectively. A contribution of $24,000, $24,000 and $42,739 was made to Mr. Meehan's Supplemental Executive Retirement Plan in 1999, 1998 and 1997, respectively. A contribution of $215,700, $215,004 and $55,847 was made to Mr. Meehan's Executive Supplemental Benefit Agreement in 1999, 1998 and 1997, respectively.

(5) A contribution of $2,500, $2,428 and $2,250 was made to Mr. Wong's 410(k) account in 1999, 1998 and 1997, respectively.

(6) A contribution of $2,150, $2,153 and $2,040 was made to Mr. Bargamian's 401(k) account in 1999, 1998 and 1997, respectively.

(7) A contribution of $1,952, $2,141 and $1,890 was made to Mr. Loth's 401(k) account in 1999, 1998 and 1997, respectively.

(8) A contribution of $2,111, $2,041 and $1,905 was made to Mr. Rivers' 401(k) account in 1999, 1998 and 1997, respectively.

II.   Stock Options Granted in Fiscal 1999

      The following table sets forth information concerning individual grants of stock options made during fiscal 1999 to each executive officer of the Company and/or the Bank listed below. Neither the Company nor the Bank granted any stock appreciation rights during fiscal 1999.

                                                                                           Potential Realizable
                                                                                                   Value
                                                                                             at Assumed Annual
                                                                                           Rates of Stock Price
                                                                                          Appreciation for Option
                                Individual Grants                                                  Term
---------------------------------------------------------------------------------------   -----------------------
                           Number of       Percentage of
                          Securities       Total Options
                          Underlying        Granted to     Exercise or
                            Options          Employees     Base Price      Expiration
         Name               Granted       in Fiscal Year     ($/sh)           Date           5%($)        10%($)
         ----            -------------    --------------  -------------   -------------      -----        ------

Arthur H. Meehan             8,000             16.7%        $16.3125        12/23/09        $82,071      $207,983

Phillip W. Wong              5,000             10.4%        $16.3125        12/23/09        $51,294      $129,990

George A. Bargamian          3,000              6.3%        $16.3125        12/23/09        $30,777       $77,994

Eric B. Loth                 2,000              4.2%        $16.3125        12/23/09        $20,518       $51,996

William F. Rivers            3,000              6.3%        $16.3125        12/23/09        $30,777       $77,994

III.  Option Exercises and Year-End Value Table

      The following table sets forth the aggregate number of stock options exercised by each executive officer of the Company and/or the Bank listed below and, for each such executive officer, the number of exercisable and unexercisable stock options and the value of exercisable and unexercisable "in-the-money" stock options at the end of fiscal 1999.

    Aggregated Option Exercises in Last Fiscal Year, and FY-End Option Value

                                                                         Number of               Value of
                                                                        Securities              Unexercised
                                                                        Underlying             In-The-Money
                                                                        Unexercised          Securities Under-
                                                                          Options              lying Options
                                                                       at FY-End (#)          at FY-End ($)
                             Shares Acquired                           -------------          -------------
                               on Exercise           Value             Exercisable/            Exercisable/
Name                                (#)         Realized($)(1)         Unexercisable          Unexercisable(1)
----                         ---------------    --------------         -------------          ----------------

Arthur H. Meehan                10,000(2)          $125,625(2)          159,784/15,500        $1,553,099/$2,500

Phillip W. Wong                 20,000(2)          $231,350(2)          44,000/8,000          $438,525/$1,563

George A. Bargamian             22,000(2)          $305,938(2)          4,000/6,000           $0/$938

Eric B. Loth                     -0-                 -0-                64,000/5,000          $422,275/$625

William F. Rivers               10,000(2)         $139,063(2)           34,000/6,000          $411,963/$938

----------------

(1) Market value of underlying securities at exercise or year-end minus the exercise or base price. Market value is calculated on the basis of the closing price for the Common Stock as reported on the Nasdaq National Market of $16.625 on December 31, 1999.

(2) Because the shares have not been sold by the executive, they are reflected in the beneficial ownership table.

Pension Plan

      On January 25, 2000, the Board of Directors of the Bank voted to terminate, effective March 31, 2000, the Bank's defined benefit pension plan, a non-contributory qualified retirement plan for eligible employees from the Savings Banks Employee Retirement Association (the "Plan"). In connection with the termination of the Plan, the Bank's Board of Directors also voted to cease the accrual of pension benefits, effective February 29, 2000. Final Plan termination is subject to approval by the Internal Revenue Service.

      As a result of the termination of the Plan, eligible employees will be offered a single sum settlement equal to the value of their benefits under the Plan. In addition, a portion of the surplus of the Plan will be used to enhance benefits of eligible employees. If these eligible employees do not roll over these benefits into other pension vehicles, they will be subject to significant tax penalties. The following are estimated settlements and enhancements for the executive officers of the Bank:

           Executive               Basic Value      Enhancement       Total
           ---------               -----------      -----------       -----
           Arthur H. Meehan         $221,799          $46,941        $268,740
           Phillip W. Wong           $59,103          $12,509         $71,612
           George A. Bargamian      $103,220          $21,845        $125,065
           Eric B. Loth              $65,712          $13,907         $79,619
           William F. Rivers        $122,718          $25,972        $148,690

Employment Contract, Special Termination Agreements, Other Agreements

      The Bank and the Company entered into an amended and restated employment agreement with Mr. Meehan, effective November 26, 1997, to include the Company as a party (the "Amended and Restated Agreement"). Although the Amended and Restated Agreement has an initial term of three years, on April 27, 1998, and on each successive anniversary of that date, unless the Company and the Bank, or Mr. Meehan, have previously given the specified notice to the other of its or his election not to extend the Agreement, an additional one-year period will be added to the Amended and Restated Agreement. The Amended and Restated Agreement provides that Mr. Meehan will receive minimum annual compensation equal to a current base salary ($463,050 as of January 1, 2000), subject to no less than an annual cost of living increase, in addition to all regular benefits provided by the Bank and any sums that may be awarded under the Bank's discretionary bonus plan. Under the terms of the Amended and Restated Agreement, the Company and the Bank may terminate Mr. Meehan's employment, without incurring any continuing obligations to him, at any time for "cause," which is defined by the Amended and Restated Agreement to mean his deliberate dishonesty to the Company or the Bank, conviction of a crime involving moral turpitude, or gross and willful failure to perform his duty. If the Company and the Bank terminate Mr. Meehan's employment for any reason other than "cause," or if Mr. Meehan terminates his employment under certain conditions, the Company and the Bank will remain obligated to continue providing the compensation and benefits specified in the Amended and Restated Agreement for the duration of what otherwise would have been the term of the Amended and Restated Agreement.

      The Bank entered into amended and restated special termination agreements with each of Messrs. Meehan, Wong, Bargamian, Loth and Rivers, effective November 26, 1997, to include certain references to change in control (as defined in the Amended and Restated Special Termination Agreements) of the Company (the "Special Termination Agreements"). In addition, the Special Termination Agreements of Messrs. Meehan and Wong include the Company as a party. The Special Termination Agreements provide that (A) if there is a Change in Control and (B) if, at any time during the three-year period following such Change in Control, the Bank (and the Company, in the case of Messrs. Meehan and Wong) terminates the contracting officer's employment for any reason other than for "cause" (as defined in the Special Termination Agreement), or the contracting officer terminates his own employment following (i) his demotion;
(ii) his loss of title, office or significant authority; (iii) a reduction in his annual base salary; (iv) the failure to pay the officer his current or deferred compensation for seven days; (v) the failure to continue in effect any material compensation, incentive, bonus or benefit plan, unless an alternative equitable arrangement is agreed upon; (vi) the failure to continue to provide the officer with certain benefits; or (vii) the failure to obtain a satisfactory agreement from any successor to assume and agree to perform the Special Termination Agreements, the officer will be entitled to receive the severance benefits provided to him in his respective agreement as described below. In the case of such a termination, Mr. Meehan would be entitled to receive a lump sum payment in an amount equal to approximately three times his average annual compensation over the five previous years of his employment with the Bank, and each of Mr. Wong, Bargamian, Loth and Rivers would be entitled to receive an amount equal to approximately two times his average annual compensation over the same period.

      The Bank entered into a Supplemental Executive Retirement Plan with Mr. Meehan, effective November 1, 1994. The agreement is designed to provide the benefits which he would have been entitled to under defined benefit plans but for the reduction in the IRC 401 (a) (17) compensation ceiling to $150,000 effective November 1, 1994.

      The Bank also entered into an Executive Supplemental Benefit Agreement with Mr. Meehan, effective October 28, 1997. The Executive Supplemental Benefit Agreement generally provides for fifteen annual payments of $70,000 to Mr. Meehan upon his retirement or to a beneficiary if Mr. Meehan dies before receiving all fifteen annual payments. The annual payments are conditioned upon Mr. Meehan's fulfilling certain specified duties to render services to the Bank in an advisory or consulting capacity at the request of the Bank.

Compensation Committee Report on Executive Compensation

      The following report reflects the work of the Company's Compensation and Options Committee.

      The Company's executive compensation philosophy is to provide competitive levels of compensation, integrate management's pay with the achievement of the Company's performance goals, reward above average corporate performance, recognize individual initiative and achievement, and assist the Company in attracting and retaining qualified management.

      At the end of each fiscal year, the Compensation and Options Committee reviews the performance of the Chairman, President and Chief Executive Officer (the "CEO"), evaluates the performance of the Company, and establishes an appropriate salary increase for recommendation to and approval by the Board of Directors. In addition, the Compensation and Options Committee reviews the proposed salary increases for all other senior executives, and all officers as a group. In establishing the salary for the CEO, the Compensation and Options Committee (i) considers financial performance data, including, without limitation, return on assets, return on equity, asset growth and quality, and capital position, (ii) utilizes a comparison of the compensation package for comparable positions in financial institutions within the Company's peer group provided by outside consulting services and (iii) makes a subjective evaluation of the individual performance of the CEO in carrying out his or her duties and responsibilities. The committee's salary practice is to compensate the CEO to attract and retain a qualified incumbent.

      Additional short-term incentives can be earned through a discretionary bonus plan, administered by the Compensation and Options Committee. Senior executive officers as well as other officers are eligible to receive a bonus payable prior to the end of the first quarter of the following year if the Company or the Bank meets or exceeds certain base standards and individual performance warrants consideration. The base standards for 1999 were the budgeted financial goals and results of the Company and the Bank, which included earnings per share as well as other financial achievements, and the discretionary evaluation of individual performance and contributions towards those results.

      Long-term incentives are provided through the grant of stock options. These plans are administered by the Compensation and Options Committee, which has the authority to determine the individuals to whom and the terms at which option grants are made. Options are granted to individuals to reward significant contributions to Company performance or to attract and retain qualified individuals. Both "incentive stock options" and "nonqualified stock options" may be granted pursuant to these plans. All options granted under these plans are required to have an exercise price per share equal to at least the fair market value of a share of Common Stock on the date the option is granted and vest over a period as determined by the Compensation and Options Committee.

      Based upon a review of the performance of the Company and Mr. Meehan's performance, which review was conducted at the Committee meeting in December 1999, Mr. Meehan's salary was increased effective January 1, 2000, from $441,000 to $463,050. Additionally, Mr. Meehan was granted 8,000 stock options and awarded a cash bonus of $100,000 in December 1999. Mr. Meehan's compensation was based on the Company's overall profitability, the performance of the Company's core banking business, the Company's asset growth and quality, the Company's deposit growth and the Company's equity growth. More specifically, the Committee acknowledged that the Company achieved record net income of $12,651,000 for 1999, an increase of $399,000 over 1998 levels. Earnings per share for 1999 also increased -- 13 cents or 9.9% compared to the previous year. At year end, total assets increased 6.4% from the prior year and total deposits increased 4.5% to $911.3 million. Furthermore, return on equity increased from 11.99% to 13.52%. In addition, the Committee reviewed comprehensive surveys obtained from outside consulting services, as well as compensation information of a select peer group, comparing Mr. Meehan's overall compensation to that of chief executive officers of comparable banking institutions in the Northeast, Massachusetts and the local peer group.

      Messrs. Wong, Bargamian, Loth and Rivers were also granted salary increases effective January 1, 2000 based upon their individual performance and that of the Company, as described above. In addition, Messrs. Wong, Bargamian, Loth and Rivers were granted stock options and awarded a cash bonus in December 1999 based upon assessments of individual performance as well as comparison to peer group compensation packages.

      This report is provided by Messrs. Burke, Crowley, Gaffey, Murray and Pizzella, the members of the Compensation and Options Committees of the Company during fiscal year 1999.

                 RELATIONSHIPS AND TRANSACTIONS WITH THE COMPANY

      Certain Directors and officers of the Company and the Bank and members of their immediate family are at present, as in the past, customers of the Bank and have transactions with the Bank in the ordinary course of business. In addition, certain of the Directors are at present, as in the past, also directors, officers or stockholders of corporations or members of partnerships that are customers of the Bank and have transactions with the Bank in the ordinary course of business. Such transactions with Directors and officers of the Company and the Bank and their families and with such corporations and partnerships were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other features unfavorable to the Bank.

                                PERFORMANCE GRAPH

      Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock (or the Bank's common stock, prior to the formation of the Company), based on the market price of the Company's (or Bank's) common stock and assuming reinvestment of dividends, with the total return of companies within the Standard & Poor's 500 Stock Index and the NASDAQ Bank Index. The NASDAQ Bank Index is a broad-based capitalization-weighted index of domestic and foreign common stocks of banks that are traded on the Nasdaq National Market System as well as the SmallCap Market. The calculation of total cumulative return assumes a $100 investment in the Company's (or Bank's) common stock, the S&P 500 and the NASDAQ Bank Index on December 31, 1994.

--------------------------------------------------------------------------------
   Medford Bancorp, Inc. (MDBK) Vs. The Five Year Total Return for the NASDAQ
                          Bank Index and S&P 500 Index
--------------------------------------------------------------------------------

                               [PERFORMANCE GRAPH]

                                                   1994       1995       1996       1997       1998         1999
                                                   ----       ----       ----       ----       ----         ----

Medford Savings Bank/Medford Bancorp, Inc.       $100.00    $153.73    $190.60    $298.65    $262.00     $268.15
% change                                                      53.73      23.98      56.69     (12.27)       2.35
S & P 500                                        $100.00    $137.45    $168.92    $225.21    $289.43     $350.26
% change                                                      37.45      22.90      33.32      28.52       21.02
NASDAQ Bank Index                                $100.00    $147.71    $191.04    $317.99    $285.33     $268.87
% change                                                      47.71      29.33      66.45     (10.27)      (5.77)

      The Company has selected a different index (NASDAQ Bank Index) from the index used in its previous proxy statement (the Keefe, Bruyette & Woods ("KBW") New England Bank Index) because KBW has communicated to the Company that it will no longer prepare the KBW New England Bank Index after this year. If there is a change in index from the index used for the immediately preceding fiscal year, the SEC requires that the Company compare the Company's total return with that of both the newly selected index (set forth above) and the index used in the immediately preceding fiscal year (set forth on the following page).

--------------------------------------------------------------------------------
       Medford Bancorp, Inc. (MDBK) Vs. The Five Year Total Return for the
                  KBW New England Bank Index and S&P 500 Index
--------------------------------------------------------------------------------

                               [PERFORMANCE GRAPH]

                                                        1994       1995       1996       1997       1998         1999
                                                        ----       ----       ----       ----       ----         ----

Medford Savings Bank/Medford Bancorp, Inc.            $100.00    $153.73    $190.60    $298.65    $262.00     $268.15
% change                                                           53.73      23.98      56.69     (12.27)       2.35
S & P 500                                             $100.00    $137.45    $168.92    $225.21    $289.43     $350.26
% change                                                           37.45      22.90      33.32      28.52       21.02
KBW New England Bank Index                            $100.00    $156.08    $215.58    $370.62    $342.49     $303.96
% change                                                           56.08      38.12      71.92      (7.59)     (11.25)

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and SEC regulations, the Company's executive officers and directors must file reports of ownership and changes in ownership with the SEC and the Nasdaq Stock Market, Inc. and furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, no executive officer or director of either the Bank or the Company failed to file any such reports.

                                   ACCOUNTANTS

      The firm of Wolf & Company, P.C. served as the Company's independent public accountants for the year ended December 31, 1999 and is expected to serve as the Company's independent public accountants for 2000. Representatives of Wolf & Company, P.C. are expected to be present at the Annual Meeting to be available to respond to appropriate questions, and to have the opportunity to make a statement if they so desire.

                                  OTHER MATTERS

      It is not anticipated that any matters other than those set forth in this Proxy Statement will be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters in their discretion in accordance with their best judgment.

                              STOCKHOLDER PROPOSALS

      Stockholder proposals intended to be presented at the 2001 Annual Meeting of Stockholders of the Company must be received in writing by the Company at its principal executive offices on or before November 21, 2000 in order to be considered for inclusion in its proxy statement and form of proxy relating to the 2001 Annual Meeting. These proposals must also comply with the rules of the SEC governing the form and content of proposals in order to be included in the Company's proxy statement and form of proxy. The Company's By-Laws also provide that any stockholder wishing to have a proposal or director nomination considered at the 2001 Annual Meeting must provide written notice of such proposal or director nomination, along with appropriate supporting materials as set forth in the Company's By-laws, to the Clerk of the Company at the Company's principal executive office not less than 75 days nor more than 120 days prior to April 24, 2001; provided, however, that in the event the Annual Meeting is scheduled to be held on a date more than 30 days before April 24, 2001, or more than 60 days after April 24, 2001, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Company at its principal executive office not later than the close of business on the later of (a) the 75th day prior to the scheduled date of such Annual Meeting, or (b) the 15th day following the day on which public disclosure of the date of such Annual Meeting is first made by the Company. Any proposals or nominations that are not received during this period will not be considered at the 2001 Annual Meeting. Any stockholder wishing to submit a proposal or director nomination should review the By-law requirements regarding proposals and director nominations and should submit any such proposal or director nomination and appropriate supporting documentation to: Medford Bancorp, Inc., 29 High Street, Medford, Massachusetts 02155, Attention: Shareholder Relations. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals or nominations, subject to SEC rules governing the exercise of this authority.

March 22, 2000

|X| PLEASE MARK VOTES
    AS IN THIS EXAMPLE

                        ---------------------------------
                              MEDFORD BANCORP, INC.
                        ---------------------------------

CONTROL NUMBER:
RECORD DATE SHARES:

1. Election of four directors for a three year term.

                                          For All       With-         For All
                                          Nominees      hold          Except

            Edward D. Brickley              |_|          |_|            |_|
            Robert A. Havern, III
            Francis D. Pizzella
            Deborah Burke-Santoro

If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders, the Proxy Statement with report thereto and the Company's 1999 Annual Report to Stockholders, and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

Mark box at right if an address change or comment has been noted on
the reverse side of this card.                                          |_|

                                                       -------------------------
Please be sure to sign and date this Proxy.             Date:
--------------------------------------------------------------------------------



--------Stockholder sign here---------------------------Co-owner sign here------

DETACH CARD                                                          DETACH CARD

                              MEDFORD BANCORP, INC.

Dear Stockholder,

Please take note of the important information enclosed with this Proxy Ballot.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, April 24, 2000.

Thank you in advance for your prompt consideration.


RGNCM1

                              MEDFORD BANCORP, INC.

   Proxy for the Annual Meeting of Stockholders to be held on April 24, 2000
               This Proxy is Solicited by the Board of Directors

The undersigned hereby constitutes and appoints Arthur H. Meehan, William F. Rivers and George A. Bargamian, and each of them, as Proxies of the undersigned, with full power to appoint his substitute, and authorizes each of them (each having full power to act without the other) to represent and to vote all shares of Common Stock of Medford Bancorp, Inc. (the "Company") held of record by the undersigned at the close of business on March 1, 2000 at the Annual Meeting of Stockholders to be held at Anthony's of Malden, 105 Canal Street, Malden, Massachusetts, on Monday, April 24, 2000 at 9:00 a.m., local time, and at any adjournments or postponements thereof.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR the election to the Company's Board of Directors of the four nominees listed in Proposal 1 on the reverse side. In their discretion, the Proxies are each authorized to vote upon such other business as may properly come before the meeting and at any adjournments or postponements thereof. A stockholder wishing to vote in accordance with the Board of Directors' recommendation need only sign and date this proxy and return it in the enclosed envelope prior to the Annual Meeting of Stockholders, April 24, 2000.

Proxy for the Annual Meeting of Stockholders to be held on April 24, 2000 (please date and sign on reverse side, and mail your proxy card promptly in the enclosed envelope).

--------------------------------------------------------------------------------
  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Please sign this proxy exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees, custodians and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, each person must sign. If the stockholder is a corporation, the signature should be that of an authorized officer who should state his or her title.
--------------------------------------------------------------------------------

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RGNCM2